UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2023

ACCEL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38136	98-1350261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Tower Drive
Burr Ridge ,	Illinois	60527
(Address of principal executive offices)	(Zip Code)

(630) 972-2235
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.0001 per share	ACEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)    On April 27, 2023, Accel Entertainment, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Executive Employment Agreement with the Company’s Chief Executive Officer, Andrew Rubenstein (the “Rubenstein Employment Agreement”).
Pursuant to the Amendment, Mr. Rubenstein’s base salary will be increased to $925,000. The Amendment extends the term of the Rubenstein Employment Agreement to April 27, 2026, unless earlier terminated in accordance with its terms.
In connection with the Amendment, Mr. Rubenstein has been granted a performance-based restricted stock unit representing the opportunity to receive 520,247 shares of the Company’s Class A-1 common stock (the “PSUs”). The PSUs will vest subject to Mr. Rubenstein’s continued employment with the Company through April 27, 2026 (the “Service Condition”) and the achievement of a performance-based vesting condition, whereby one-third of the shares underlying the PSUs will satisfy such performance-based vesting condition if the Company’s volume-weighted average trading price (including reinvestment of dividends) over any 20 trading-day period ending on or prior to April 27, 2026 meets or exceeds the stock price hurdles set forth in the table below (the “Performance Condition”). Each stock price hurdle may be achieved only once during the Measurement Period.

	Threshold Performance	Target Performance	Maximum Performance

Stock Price Hurdle	$12.00	$12.50	$13.00
In the event of a change in control of the Company, the Performance Condition will be evaluated for a final time based on the per share price implied by the definitive agreement governing such change in control, and the portion of the PSUs for which the Performance Condition has been satisfied will thereafter vest subject only to the Service Condition.
The Service Condition will be deemed satisfied in full in the event of a Qualifying Termination (as defined in the Rubenstein Employment Agreement). The portion of the PSUs, if any, for which the Performance Condition has been satisfied shall vest upon the satisfaction of the Service Condition. Any PSUs for which the Performance Condition has not been satisfied as of the satisfaction of the Service Condition will be forfeited for no consideration.
In addition, Mr. Rubenstein will be prohibited from selling or otherwise disposing of the shares of the Company’s Class A-1 common stock that he is issued in settlement of the PSUs until the earlier of April 27, 2027 and a change in control of the Company. This restriction will not apply to any shares of the Company’s Class A-1 common stock that are sold in connection with a “sell to cover” transaction in order to satisfy tax withholding obligations. In addition, this restriction will lapse if at any time Mr. Rubenstein is no longer providing service to the Company in any capacity (including as an officer, employee, consultant, or member of the Company’s board of directors) and is not the beneficial owner of at least 7,000,000 shares of the Company’s capital stock, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (as such number of shares may be adjusted in the sole discretion of the Company’s board of directors or compensation committee to take into account any stock split, stock dividend, reclassification, or other similar transaction).

The foregoing descriptions of the Amendment and the PSUs is qualified in their entirety by reference to the full text of the Amendment and the Performance-Based Restricted Stock Unit Grant Notice and Agreement, a copy of which is filed as Exhibit 10.10(B) and Exhibit 10.23(A) attached hereto, respectively, and the terms of which are incorporated by reference herein.
(b) On April 27, 2023, the board of directors of the Company modified the Company’s non-employee director compensation policy to provide that in 2023 and future years, the Company’s Non-Executive Chairman will receive an annual grant of restricted stock units (“RSUs”) with a grant date value of $310,000 that vests annually, in lieu of the cash retainer and annual RSU grant provided to the Company’s other non-employee directors other than the Vice Chairman. Prior to 2023, the Company’s Non-Executive Chairman had waived all of his non-employee director compensation.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.10(B)	Amendment to Executive Employment Agreement, dated April 27, 2023, by and between Accel Entertainment, Inc., and Andrew Rubenstein.
10.24	Performance-Based Restricted Stock Unit Grant Notice and Agreement, dated April 27, 2023, for Andrew Rubenstein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL ENTERTAINMENT, INC.

Date: April 28, 2023	By:	/s/ Derek Harmer
Derek Harmer
General Counsel and Chief Compliance Officer

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